AGREEMENT, dated as of January 13, 1997, by and among AMNEX, INC. (the "Company"), FRIEDLI CORPORATE FINANCE AG ("Friedli AG"), FRIEDLI CORPORATE FINANCE INC. ("Friedli Inc."), and PETER FRIEDLI ("Friedli" and collectively with Friedli AG and Friedli Inc., the "Friedli Group").

                               -------------------

                  WHEREAS, Spring Technology Corp. ("Spring") is the holder of a certain promissory note of the Company, dated March 8, 1993, in the principal amount of four hundred fifty thousand dollars ($450,000) (the "Spring Note").

                  WHEREAS, Cofinvest 97 Ltd. ("Cofinvest" and collectively with Spring, the "1993 Noteholders") is the holder of a certain promissory note of the Company, dated July 13, 1993, in the principal amount of fifty thousand dollars ($50,000) (the "Cofinvest Note" and collectively with the Spring Note, the "1993 Notes").

                  WHEREAS, the 1993 Notes provide for the payment of interest on the principal amount thereof at the rate of ten percent (10%) per annum, such interest being originally payable from the following dates:

                           (i)      with respect to the Spring Note, (a) from
February 22, 1993 with respect to the principal amount of seventy thousand dollars ($70,000); (b) from February 23, 1993 with respect to the principal amount of ninety-six thousand dollars ($96,000) and (c) from March 8, 1993 with respect to the principal amount of two hundred eighty-four thousand dollars ($284,000); and

                           (ii)     with respect to the Cofinvest Note, from
November 18, 1992.

                  WHEREAS, the principal amount of the 1993 Notes, together with accrued and unpaid interest thereon, is convertible into Common Shares of the Company at a conversion price of twenty cents ($.20) per share (the "1993 Note Conversion Rate").

                  WHEREAS, Logitech Corp. ("Logitech" and collectively with the 1993 Noteholders, the "Noteholders") is the holder of a certain promissory note of the Company, dated May 1, 1995, in the principal amount of three hundred twenty-five thousand dollars ($325,000) (the "Logitech Note" and collectively with the 1993 Notes, the "Notes").

                  WHEREAS, the Logitech Note provides for the payment of interest on the principal amount thereof at the rate of eight percent (8%) per annum.

                  WHEREAS, the principal amount of the Logitech Note, together with accrued and unpaid interest thereon, is convertible into Common Shares of the Company at a conversion price of two dollars eighty-one and one-quarter cents ($2.8125) per share (the "Logitech Note Conversion Rate").

                  WHEREAS, subject to the terms hereof, the Friedli Group has agreed to use its best efforts to cause the 1993 Noteholders to convert the principal amounts of the 1993 Notes, together with accrued and unpaid interest thereon, into Common Shares of the Company at the 1993 Note Conversion Rate.

                  WHEREAS, subject to the terms hereof, the Friedli Group has agreed to use its best efforts to cause Logitech to convert seventy-five percent (75%) of the principal amount of the Logitech Note, together with accrued and unpaid interest thereon, into Common Shares of the Company at the Logitech Note Conversion Rate.

                  WHEREAS, there are currently outstanding 72,450 Series B Preferred Shares of the Company, 1,413,337 Series D Preferred Shares of the Company and 1,035,000 Series E Preferred Shares of the Company.

                  WHEREAS, each Series B Preferred Share is convertible into ten
(10) Common Shares of the Company (the "Series B Conversion Rate").

                   WHEREAS, each Series D Preferred Share is convertible into one (1) Common Share of the Company (the "Series D Conversion Rate").

                  WHEREAS, each Series E Preferred Share is convertible into one
(1) Common Share of the Company (the "Series E Conversion Rate").

                  WHEREAS, subject to the terms hereof, the Friedli Group has agreed to use its best efforts to cause the holders of at least seventy-five percent (75%) of each of the outstanding Series B Preferred Shares (the "Series B Holders"), Series D Preferred Shares (the "Series D Holders") and Series E Preferred Shares (the "Series E Holders" and collectively with the Series B Holders, and the Series D Holders, the "Preferred Holders" and collectively further with the Noteholders, the "Converting Holders") to convert their respective Preferred Shares (the "Preferred Shares" and collectively with the Notes, the "Converting Securities") into Common Shares at the Series B Conversion Rate, Series D Conversion Rate or Series E Conversion Rate, as the case may be.

                  WHEREAS, no party to this Agreement will receive, directly or indirectly, any commission or other remuneration for soliciting the conversions or exchanges contemplated hereby.

                  WHEREAS, subject to the terms hereof, the Friedli Group has agreed to use its best efforts to cause (i) the Converting Holders to sell the Underlying Shares (as hereinafter defined) and (ii) the holders of such number of Common Shares of the Company (the "Common Holders" and collectively with the Converting Holders, the "Holders") which, when added to the aggregate number of Underlying Shares, equals nine million (9,000,000) Common Shares (the "Subject Common Shares" and collectively with the Underlying Shares, the "Shares") to sell such Subject Common Shares, in each case in accordance with the provisions hereof.

                  WHEREAS, subject to the terms hereof, the Company and the Friedli Group are willing to settle a dispute between them with regard to a certain consulting fee claimed to be payable by the Company to Friedli AG.

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





                  WHEREAS, subject to the terms hereof, the Company has agreed to make a payment to the Preferred Holders in lieu of a cash dividend with respect to the Series B, Series D and Series E Preferred Shares of the Company.

                  WHEREAS, subject to the terms hereof, the Company has agreed to offer to exchange Series K Preferred Shares of the Company for the Company's outstanding Series F Preferred Shares.

                  WHEREAS, subject to the terms hereof, the Company has agreed to redeem certain outstanding promissory notes of the Company in the aggregate principal amount of $1,400,000.

                  WHEREAS, each representation, warranty and agreement of the Friedli Group in this Agreement shall be the joint and several representation, warranty and agreement of Friedli AG, Friedli Inc. and Friedli and each reference herein to the Friedli Group shall be deemed to refer to each of Friedli AG, Friedli Inc. and Friedli.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto have agreed, and do hereby agree, as follows:

         1. Recitals. Each of the parties hereto acknowledges and agrees that each of the above recitals is true and that each has relied upon the accuracy thereof in entering into this Agreement.

          2. Conversion of 1993 Notes. Promptly following the execution of this Agreement, the Friedli Group shall use its best efforts to cause each of Spring and Cofinvest to execute and deliver to the Company an irrevocable election to convert, in the form of Exhibit A attached hereto, the principal amount of its respective 1993 Note, together with all accrued and unpaid interest thereon through the day immediately preceding the date hereof, into two million eight hundred twenty thousand five hundred seventy-five (2,820,575) and three hundred fifty-three thousand eight hundred nineteen (353,819) Common Shares of the Company, respectively (collectively, the "Underlying 1993 Note Shares"), which election shall be subject to the terms hereof. In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause Spring and Cofinvest to deliver to the Company their respective original 1993 Notes for cancellation, subject to the terms hereof.

         3.  Conversion  of  Logitech  Note.   Promptly  following  the
execution of this Agreement, the Friedli Group shall use its best efforts to cause Logitech to execute and deliver to the Company an irrevocable election to convert, in the form of Exhibit B attached hereto, seventy-five percent (75%) of the principal amount of the Logitech Note, together with all accrued and unpaid interest thereon through the day immediately preceding the date hereof, into ninety-eight thousand four hundred eighty (98,480) Common Shares of the Company (collectively, the

"Underlying Logitech Note Shares"), which election shall be subject to the terms hereof. In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause Logitech to deliver to the Company the original Logitech Note for notation as to such conversion, subject to the terms hereof.

         4. Conversion of Series B Preferred Shares. Promptly following the execution of this Agreement, the Friedli Group shall use its best efforts to cause each Series B Holder to execute and deliver to the Company an irrevocable election to convert, in the form of Exhibit C attached hereto, each of its respective Series B Preferred Shares that are contemplated to be converted into Common Shares of the Company pursuant to the terms hereof (the "Converting
Series B Preferred Shares") into ten (10) Common Shares of the Company (collectively, the "Underlying Series B Shares"), which election shall be subject to the terms hereof. In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause each Series B Holder to deliver to the Company its stock certificate(s) representing the Converting Series B Preferred Shares for cancellation, subject to the terms hereof.

         5. Conversion of Series D Preferred Shares.

            (a) Promptly following the execution of this Agreement, the Friedli Group shall use its best efforts to cause each Series D Holder that is a Permitted Holder (as hereinafter defined) (a "Series D Permitted Holder") to execute and deliver to the Company an irrevocable election to convert, in the form of Exhibit D-1 attached hereto, each of its respective Series D Preferred Shares that are contemplated to be converted into Common Shares of the Company pursuant to the terms hereof (the "Converting Series D Preferred Shares") into one (1) Common Share of the Company (collectively, the "Underlying Series D Shares"), which election shall be subject to the terms hereof. In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause each Series D Permitted Holder to deliver to the Company its stock certificate(s) representing the Converting Series D Preferred Shares for cancellation, subject to the terms hereof.

            (b) Promptly following the receipt by any member of the Friedli Group and a Series D Holder that is a Remaining Holder (as hereinafter defined) (a "Series D Remaining Holder") of a Sell Request (as hereinafter defined), as provided for in Section 8(c) hereof, the Friedli Group shall use its best efforts to cause each such Series D Remaining Holder to execute and deliver to the Company, promptly by telecopier transmission and overnight mail or courier service, an irrevocable election to convert, in the form of Exhibit D-2 attached hereto, each of its respective Converting Series D Preferred Shares into Underlying Series D Shares, which election shall be subject to, and shall be treated by the Company as subject to, the terms hereof (notwithstanding anything expressly or implicitly to the contrary therein or the absence therein of any express condition that such election is subject to the terms of this Agreement). In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause each Series D Remaining Holder to deliver to the Company, immediately by overnight mail or courier service, its stock certificate(s) representing the Converting Series D Preferred Shares for cancellation, subject to the terms hereof.

     6. Conversion of Series E Preferred Shares.

       (a) Promptly following the execution of this Agreement, the Friedli Group shall use its best efforts to cause each Series E Holder that is a Permitted Holder (a "Series E Permitted Holder") to execute and deliver to the Company an irrevocable election to convert, in the form of Exhibit E-1 attached hereto, each of its respective Series E Preferred Shares that are contemplated to be converted into Common Shares of the Company pursuant to the terms hereof (the "Converting Series E Preferred Shares") into one (1) Common Share of the Company (collectively, the "Underlying Series E Shares" and collectively further with the Underlying Series B Shares, the Underlying Series D Shares, the Underlying 1993 Note Shares and the Underlying Logitech Note Shares, the "Underlying Shares"), which election shall be subject to the terms hereof. In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause each Series E Permitted Holder to deliver to the Company its stock certificate(s) representing the Converting Series E Preferred Shares for cancellation, subject to the terms hereof.

       (b) Promptly following the receipt by any member of the Friedli Group and a Series E Holder that is a Remaining Holder (a "Series E Remaining Holder") of a Sell Request, as provided for in Section 8(c) hereof, the Friedli Group shall use its best efforts to cause each such Series E Remaining Holder to execute and deliver to the Company, promptly by telecopier transmission and overnight mail or courier service, an irrevocable election to convert, in the form of Exhibit E-2 attached hereto, each of its respective Converting Series E Preferred Shares into Underlying Series E Shares, which election shall be subject to, and shall be treated by the Company as subject to, the terms hereof (notwithstanding anything expressly or implicitly to the contrary therein or the absence therein of any express condition that such election is subject to the terms of this Agreement). In addition, concurrently therewith, the Friedli Group shall use its best efforts to cause each Series E Remaining Holder to deliver to the Company, immediately by overnight mail or courier service, its stock certificate(s) representing the Converting Series E Preferred Shares for cancellation, subject to the terms hereof.

     7. Effectiveness of Conversions; Delivery of Underlying Shares; Additional Common Shares Issuable.

        (a) The parties acknowledge and agree (on which agreement each Holder shall be entitled specifically to rely and which agreement is intended specifically for the benefit of the Holders (the specificity of the foregoing not being intended to limit, and being without prejudice to, the Holders' rights to rely on all other provisions of this Agreement and to receive the benefits thereof)) that the elections to convert the Converting Securities into Underlying Shares, as provided for in Sections 2 through 6 hereof (collectively, the "Conversions"), with respect to any principal amount of any particular Note or any particular number of Preferred Shares, shall only become effective immediately prior to the settlement of, and shall only result in the holder's entitlement to receive the Underlying Shares to the extent of, the sale of the respective Underlying Shares pursuant to the provisions of Section 9 hereof; provided, however, that a particular Conversion shall become effective earlier in the event the holder of the Converting Security advises the Company in writing that the Conversion is to become effective notwithstanding that the Underlying Shares with respect thereto have not been sold (the "Conversion Notice"). In such event, the Conversion shall become effective upon the date the Company receives the Conversion Notice.

       (b) The parties acknowledge and agree that, during the Sale Period (as hereinafter defined), the certificates representing the Underlying Shares are to be delivered directly to the Broker-Dealer(s) (as hereinafter defined), or its designee, for sale and/or delivery as contemplated by Section 9 hereof.

       (c) The parties acknowledge and agree further that, notwithstanding that, in determining the number of Underlying Shares issuable upon Conversion of the Notes, interest is calculated through the day immediately preceding the date hereof, upon the effectiveness of any Conversion of the Notes, additional validly issued, fully paid and nonassessable Common Shares (the "Additional Common Shares") shall be issuable to the Holder thereof to give effect to the Conversion of accrued interest from the date hereof through the day immediately preceding the effective date of Conversion.

     8. Establishment of Brokerage Accounts; Delivery of Instruments and Documents.

       (a) Promptly following the Designation Time (as hereinafter defined), the Friedli Group shall use its best efforts to cause all of the Noteholders, Series B Holders and Common Holders, as well as Spring, Cofinvest, Logitech, Joyce Ltd. and Eagle Growth Ltd. (collectively, the "Principal Holders") with regard to any and all Converting Series D Preferred Shares and Converting Series E Preferred Shares held of record by them (the Noteholders, Series B Holders, Common Holders and Principal Holders being collectively referred to as the "Permitted Holders"), to establish one or more brokerage accounts (the "Accounts") with one or more broker-dealers designated by the Company (the "Permitted Holder Broker-Dealers") (the Friedli Group acknowledging and agreeing that the number of Shares which are held by or issuable upon Conversion to the Permitted Holders, and which shall be subject to the provisions of this Section 8(a), shall not be less than five million (5,000,000) Shares) and shall use its best efforts to cause the Permitted Holders to deliver to the Permitted Holder Broker-Dealer(s) the following (the "Required Permitted Holder Instruments"):
(i) unlegended certificates representing the Subject Common Shares held by the Permitted Holders and (ii) duly executed stock powers, with signatures medallion guaranteed, covering the transfer of the Shares held by or issuable upon Conversion to the Permitted Holders (the "Permitted Shares"). The name(s) and address(es) of the Permitted Holder Broker-Dealer(s) shall be set forth in a writing (the "Broker-Dealer Designation") executed and delivered by the Company by telecopier transmission to Friedli AG by 5:00 p.m., New York City time, on the seventh day following the date hereof (the "Designation Time"). The Company agrees to cooperate with the Friedli Group in connection with the removal of any legends on the certificates representing the Subject Common Shares.

        (b) Concurrently, the Friedli Group shall use its best efforts to cause the Permitted Holders to deliver to (i) the Permitted Holder Broker-Dealer(s) such duly executed and certified corporate resolutions and other instruments and documentation, with signatures medallion guaranteed, as are required by the Permitted Holder Broker-Dealer(s) in connection with the establishment of the Accounts and to permit the Permitted Holder Broker-Dealer(s) to purchase the Permitted Shares for their account, or sell the Permitted Shares on behalf of the Permitted Holders, during the Sale Period in accordance with the provisions of Section 9 hereof and (ii) the Company's transfer agent, namely Jersey Transfer & Trust Co., the address of which is 201 Bloomfield Avenue, P.O. Box 36, Verona, New Jersey 07044, Fax (201) 239-2361 (the "Transfer Agent") such duly executed and certified corporate resolutions, with signatures medallion guaranteed, as are required by the Transfer Agent to permit the transfer of the Permitted Shares ((i) and (ii) being collectively referred to as the "Required Permitted Holder Documents").

        (c) Promptly following the receipt from time to time during the Sale Period (as hereinafter defined) by any member of the Friedli Group and any
Holder other than a Permitted Holder (such Holders being referred to collectively as the "Remaining Holders") of a request from one or more broker-dealers designated by the Company (the "Remaining Holder Broker-Dealers" and collectively with the Permitted Holder Broker-Dealers, the "Broker-Dealers") that such Remaining Holder sell any or all of its Shares (the Shares of all Remaining Holders being collectively referred to as the "Remaining Shares") in a manner consistent with the provisions of Section 9 hereof (a "Sell Request"), the Friedli Group shall use its best efforts to cause each such Remaining Holder to deliver to the Remaining Holder Broker-Dealer(s), promptly by facsimile transmission and by overnight mail or courier service, the following: (i) an order to sell the subject Remaining Shares or other document in lieu thereof required by the Remaining Holder Broker- Dealer to indicate the Remaining Holder's agreement to sell the subject Remaining Shares consistent with the Sell Request (a "Remaining Holder Sell Order"), (ii) unlegended certificates representing any and all Subject Common Shares held by the Remaining Holders that would be required to be delivered pursuant to the Remaining Holder Sell Order and (iii) duly executed stock powers, with signatures medallion guaranteed, covering the transfer of any and all Remaining Shares held by or issuable upon Conversion to the Remaining Holder that would be required to be delivered pursuant to the Remaining Holder Sell Order ((i), (ii) and (iii) being referred to as the "Required Remaining Holder Instruments" and collectively with the Required Permitted Holder Instruments, as the "Required Instruments"). The name(s) and address(es) of the Remaining Holder Broker-Dealer(s) shall be set forth in a writing (the "Additional Designation") executed and delivered by the Company by telecopier transmission to Friedli AG prior to the receipt by any member of the Friedli Group or the Remaining Holders of the initial Sell Request.

        (d) Concurrently, the Friedli Group shall use its best efforts to cause the Remaining Holders to deliver to (i) the Remaining Holder Broker-Dealer(s), concurrently with their placing a Remaining Holder Sell Order, by facsimile transmission and overnight mail or courier service, such other duly executed and certified corporate resolutions and other instruments and documentation, with signatures medallion guaranteed, as are required by the Remaining Holder Broker-Dealer(s) to permit them to purchase the Remaining Shares for their account, or to permit a designee of the Remaining Holder Broker-Dealer(s) to purchase the Remaining Shares, during the Sale Period in accordance with the provisions of Section 9 hereof and (ii) the Company's Transfer Agent, promptly by facsimile transmission and overnight mail or courier, such duly executed and certified corporate resolutions, with signatures medallion guaranteed, as are required to permit the transfer of the Remaining Shares ((i) and (ii) being referred to as the "Required Remaining Holder Documents" and collectively with the Required Permitted Holder Documents, as the "Required Documents").

        (e) The parties agree that the Broker-Dealer Designation shall provide for, in addition to the name(s) and address(es) of the Permitted Holder Broker-Dealer(s), the minimum number of separate accounts to be established by the Permitted Holders with each Permitted Holder Broker-Dealer, and the number of Permitted Shares to be offered for sale to or through each Permitted Holder Broker-Dealer.

        (f) The Friedli Group shall use its best efforts to cause the Holders to advise the Broker-Dealers to deliver to the Company copies of all Required Instruments and all Required Documents executed and/or delivered by the Holders to the Broker-Dealers (the "Instrument/Document Delivery Instructions") (such advice, with regard to the Remaining Holders, to be given concurrently with the delivery of the Required Remaining Holder Instruments and Required Remaining Holder Documents).

     9. Sale of Shares; Proceeds.

        (a) The Friedli Group shall use its best efforts to cause each Permitted Holder, concurrently with its delivery of the Required Permitted Holder Instruments and Required Permitted Holder Documents to the Permitted Holder Broker-Dealer(s), to place an order to sell the Permitted Shares, to or through the Permitted Holder Broker-Dealer(s) (the "Permitted Holder Sell Orders" and collectively with the Remaining Holder Sell Orders, the "Sell Orders"), as expeditiously as possible, subject to the order of priority set forth in Section 9(c) hereof and the other terms set forth in this Section 9. In addition, the Friedli Group shall use its best efforts to cause each Remaining Holder, from time to time during the Sale Period, to sell, to or through the Remaining Holder Broker Dealer(s), the Remaining Shares in a manner consistent with the provisions of Section 8(c) hereof.

            In no event shall the Holders be required to accept a price of less than three dollars fifty cents ($3.50) per Share, net (the "Minimum Price"); however, if a price in excess of the Minimum Price is offered to the Holders by the Broker-Dealer(s), directly or indirectly, for the purchase of their Shares, the Friedli Group shall use its best efforts to cause the Holders to accept the highest price so offered. The Friedli Group agrees with the Company that, in consideration for the Company's agreement to repurchase, as provided for in
Section 10 hereof, and other good and valuable consideration, the receipt and sufficiency of which the Friedli Group acknowledges, the Company shall be entitled to receive and retain any and all net sales proceeds per Share in excess of the Minimum Price. The Friedli Group shall use its best efforts to cause the Holders to advise the

Broker-Dealer(s) to pay directly to the Company any and all such excess proceeds (the "Excess Proceeds Instructions") and to deliver to the Company copies of the Excess Proceeds Instructions and all confirmations of orders to sell, and confirmations of sales of, the Shares (the "Proceeds/Confirmation Delivery Instructions") (such advice, with regard to the Remaining Holders, to be given concurrently with the delivery of the Required Remaining Holder Instruments and Required Remaining Holder Documents).

        (b) The Friedli Group shall use its best efforts to cause the Permitted Holders to maintain the Permitted Holder Sell Orders in effect until at least the earlier of (the "Sale Period") (i) the repurchase of the particular Permitted Shares pursuant to the provisions of Section 10 hereof or (ii) one hundred twenty (120) days following the later of the date (A) all Required Permitted Holder Instruments and all Required Permitted Holder Documents are delivered to the Permitted Holder Broker-Dealer(s), (B) all documents and instruments required to be delivered by the Permitted Holders to the Company in accordance with the provisions of Sections 2 through 4, 5(a) and 6(a) hereof are so delivered, (C) all of the Permitted Holder Sell Orders are placed, (D) the Instrument/Document Delivery Instructions are given by the Permitted Holders to the Permitted Holder Broker-Dealer(s), (E) the letters in the forms of Exhibits F-1, F-2 and F-3 attached hereto (the "Holder Letters") are executed and delivered by the Holders to the Company, (F) the Excess Proceeds Instructions are given by the Permitted Holders to the Permitted Holder Broker-Dealer(s), (G) the Proceeds/Confirmation Delivery Instructions are given by the Permitted Holders to the Permitted Holder Broker-Dealer(s) and (H) the Principal Holder Releases (as hereinafter defined) are executed and delivered to the Escrow Agent (as hereinafter defined)((A) through (H) being referred to collectively as the "Holder Documents").

        (c) The parties agree, and the Friedli Group shall so advise the Holders prior to their delivery of any executed Holder Documents, and the Company shall advise the Broker- Dealers, that sales of the Shares shall be made in the following order of priority: (i) the Subject Common Shares, (ii) the Underlying 1993 Note Shares, (iii) the Underlying Logitech Note Shares, (iv) the Underlying Series E Shares, (v) the Underlying Series B Shares and (vi) the Underlying Series D Shares, or as otherwise agreed in writing between the Company and Friedli. The Company agrees that it will not issue any Underlying Shares pursuant to any Conversion made under this Agreement unless, to its knowledge, based upon its receipt of confirmations of sales of Shares, all Shares of a higher priority have been sold.

     10. Repurchase of Securities.

        (a) In the event any of the Underlying Shares are not sold within the Sale Period, the Friedli Group shall use its best efforts to cause the Converting Holders to sell to the Company, and, subject to the conditions set forth below, the Company agrees to repurchase from the Converting Holders, to the fullest extent permitted by applicable law, any and all Converting Securities which were not converted into Underlying Shares (the "Repurchase Securities") at a purchase price (the "Repurchase Price") equal to the number of Underlying Shares that would have been issued upon Conversion multiplied by three dollars fifty cents ($3.50) per Share (the "Repurchases"). The Repurchase Price shall be payable in cash, certified check or wire transfer to an account designated by the particular Converting Holder at least two (2) days in advance of the Repurchase Closing Date (as hereinafter defined). In the event the Company is unable to repurchase all of the Repurchase Securities, subject to the conditions hereof, it shall repurchase such of the Repurchase Securities permitted by applicable law in the order of priority set forth in Section 9(c) hereof.

        (b) The obligation of the Company to repurchase any and all Repurchase Securities is subject to the satisfaction of the following conditions: (i) through and as of the Repurchase Closing Date, the Friedli Group shall have performed all of its obligations hereunder ("Friedli Compliance"), (ii) through and as of the Repurchase Closing Date, all of the Holders shall have done and performed all acts with respect to which the Friedli Group has agreed to use its best efforts to cause the Holders to do and perform hereunder through and as of such date (including, without limitation, executing, delivering and complying with all of the provisions of all of the Holder Documents, placing the Sell Orders and maintaining the Permitted Holder Sell Orders in effect throughout the Sale Period) (collectively, "Holder Compliance"), (iii) neither the Friedli Group nor any Holder nor any Institution or Ultimate Beneficial Owner (as such terms are hereinafter defined) nor any Affiliate of any of the foregoing shall have commenced or maintained any action or proceeding similar in nature to the Bader Action (as hereinafter defined) nor taken any actions which the Friedli Group has agreed not to take pursuant to Section 12 hereof ("Bader Compliance"),
(iv) as of the Repurchase Closing Date, the representations and warranties of the Friedli Group, and of each of the Holders as set forth in the Holder Documents, shall be true and complete as if made at and as of such date, and (v) on or after the date hereof and prior to the Repurchase Outside Date (as hereinafter defined), the Company shall have obtained financing in an amount at least equal to the Repurchase Price, which financing does not prohibit the use thereof for making the Repurchases and is not obtained for a different particular purpose ("Permitted Financing"); provided, however, that, if the Company obtains Permitted Financing in an amount less than the Repurchase Price, subject to the conditions hereof, it shall be obligated to repurchase the Repurchase Securities, in the order of priority set forth in Section 9(c) hereof, to the extent of the Permitted Financing received. The Company shall use its best efforts to obtain such financing on terms reasonably satisfactory to it.

        (c) The closing of the Repurchases provided for hereunder (the "Repurchase Closing") shall take place at the offices of the Company on such date (the "Repurchase Closing Date") and at such time as shall be indicated in a notice given not fewer than five (5) days in advance by the Company to the Holders who own such Repurchase Securities, which Repurchase Closing Date shall not be later than the day following the expiration of the Sale Period (the "Repurchase Outside Date"). Upon the Repurchase of Repurchase Securities at the Repurchase Closing, the Company shall be entitled to retain and cancel (or, in the case of the Logitech Note, make appropriate notation upon and then shall return) all certificates and instruments representing or constituting Repurchase Securities (other than Unrepurchased Securities (as hereinafter defined)) that were delivered to it pursuant to the provisions of Sections 2 through 6 hereof.

        (d) The parties agree that, in the event of a default on the part of the Company in its obligation to repurchase the Repurchase Securities, as liquidated damages and as the sole and exclusive remedy of the Friedli Group and the Holders for such default, the Company shall be obligated to pay to the Holders of the Repurchase Securities that were not repurchased (the "Unrepurchased Securities") an amount (the "Liquidated Damages Amount") equal to five and four-sevenths percent (5-4/7%) of the Repurchase Price thereof, such amount to be payable in equal monthly installments on the last day of each month over a three
(3) year period commencing with the month in which the default occurs. In no event shall the Liquidated Damages Amount exceed, in the aggregate for all Holders, the sum of one million dollars ($1,000,000) (the "Cap"). In the event the Cap is applicable, a proportionate amount of the Cap shall be payable to the Holders of the Unrepurchased Securities, as provided for above, based upon the respective Repurchase Price thereof. The Company hereby acknowledges and agrees that the Liquidated Damages Amount is reasonable in light of the anticipated and actual harm, if any, caused by such breach or default, the difficulties of proof of loss and damage, and the inconvenience and nonfeasibility of the other parties hereto or the Holders otherwise obtaining an adequate remedy. The Company hereby acknowledges and agrees that the Liquidated Damages Amount is not unreasonably large, under the circumstances, and that such amount does not constitute, and shall not be construed as, a penalty.

         (e) The certificates and instruments representing or constituting the Converting Securities that were not repurchased and the documents executed by the Holders with respect to the Converting Securities that were not repurchased shall be returned to the Holders thereof by the Company no later than the Repurchase Outside Date. The certificates and instruments representing or constituting the Converting Securities that are returned to the Holders shall be identical to and shall have the same rights and preferences as the certificates and instruments representing or constituting the Notes and/or the Preferred Shares held by the Holders on the day before execution of this Agreement.

     11. Voting Rights. The holders of the Preferred Shares will retain all voting rights with respect thereto until the effectiveness of the Conversion and sale, or Repurchase, thereof. The holders of the Subject Common Shares will retain all voting rights with respect thereto until the sales of such securities are consummated and record ownership thereof is transferred. The provisions set forth in this Agreement or any other agreement of even date shall not alter or otherwise affect the voting rights of the Preferred Shares or the Subject Common Shares until the effectiveness, as the case may be, of the (i) Conversion of the Preferred Shares, (ii) Repurchase of the Preferred Shares, or
(iii) sale of the Subject Common Shares.

     12. Bader Litigation. The Friedli Group agrees that, until the Repurchase Closing Date, they will not, directly or indirectly, commence or maintain any action or proceeding similar in nature to that certain action entitled Jorg Bader v. Kenneth G. Baritz, Peter M. Izzo, Michael V. Dettmers and Russell K. Burbank (the "Bader Action"), which action was dismissed without prejudice, or otherwise encourage or assist any other person or entity to commence or maintain any such action or proceeding.

     13.  Representations and Warranties of the Friedli Group.

          As a material inducement to the Company's entering into this Agreement, the Friedli Group hereby represents, warrants, covenants and agrees as follows:

         (a) The Friedli Group has the power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance by the Friedli Group of its obligations hereunder have been duly authorized by the Board of Directors or other governing body of Friedli AG and Friedli Inc. and, if required, their respective shareholders in conformity with applicable law. No other corporate proceeding on the part of Friedli AG or Friedli Inc. is necessary to authorize the execution or delivery of this Agreement or the performance by the Friedli Group of its obligations hereunder. This Agreement is the valid and binding obligation of, and is enforceable in accordance with its terms against, the Friedli Group.

         (b) Neither the execution, delivery or performance of this Agreement by the Friedli Group, nor the performance by the Friedli Group of its obligations hereunder, requires the consent or approval of any third party or any foreign governmental body or other foreign regulatory or administrative authority, agency, bureau or commission (collectively, "Foreign Governmental Body").

         (c) Neither the execution, delivery or performance of this Agreement by the Friedli Group nor the performance by the Friedli Group of its obligations hereunder, (i) violates, conflicts with or results in a breach of any provision of the Certificate of Incorporation or By-Laws or other charter or organizational document of Friedli AG or Friedli Inc.; (ii) violates, breaches or is in conflict with, or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement or other obligation to which the Friedli Group is a party or by which it is otherwise bound; or (iii) violates any order, writ, injunction, decree or judgment, or any law, statute, rule or regulation of any Foreign Governmental Body applicable to the Friedli Group.

         (d) Each person executing this Agreement on behalf of Friedli AG and Friedli Inc. has been duly authorized to execute and deliver this Agreement on such entity's behalf.

         (e) To the knowledge of the Friedli Group, each Holder is a nominee holder of the securities of the Company that are registered in its name. To the knowledge of the Friedli Group, such securities are held for the benefit of certain banking institutions (the "Institutions"), which, in turn, hold such securities for the benefit of others (the "Ultimate Beneficial Owners"). To the knowledge of the Friedli Group, none of the Holders, Institutions or Ultimate Beneficial Owners, directly or indirectly, is now, or has ever been, the beneficial owner (as such term is defined in Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) of more than five percent (5%) of the outstanding Common Shares of the Company.

        (f) To the knowledge of the Friedli Group, each Holder, Institution and Ultimate Beneficial Owner acts, and has always acted, independently of all other Holders, Institutions and Ultimate Beneficial Owners, as well as independently of all other entities that acquired securities of the Company through the efforts of the Friedli Group (the "Friedli Clients"), and none of the Holders, Institutions or Ultimate Beneficial Owners acts, or has ever acted, in concert with any other Holder, Institution, Ultimate Beneficial Owner or other Friedli Client in connection with the acquisition, disposition or voting of any securities of the Company.

       (g) To the knowledge of the Friedli Group, the respective Converting Securities were acquired, and have been held, pursuant to Regulation S ("Regulation S"), promulgated under the Securities Act of 1933, as amended (the "Securities Act"). To the knowledge of the Friedli Group, any and all representations and certifications set forth in any subscription or purchase agreement or representation letter relating to the acquisition of the Converting Securities were accurate at the time made.

       (h) To the knowledge of the Friedli Group, since the respective Converting Holder's acquisition of the Converting Securities, it has not sold short, or otherwise taken any short position with respect to, any Common Shares of the Company.

       (i) To the knowledge of the Friedli Group, the respective Converting Holder's acquisition of the Converting Securities was not part of any prearranged transaction to sell such securities or Underlying Shares to a purchaser in the United States or to a "U.S. person" (as such term is defined in Regulation S).

       (j) To the knowledge of the Friedli Group, none of the Holders is now, nor has any of them ever been, an Affiliate (as such term is defined in Rule 405 promulgated under the Securities Act) of the Company.

       (k) To the knowledge of the Friedli Group, each of the Converting Holders was at the time of its acquisition of its respective Converting Securities, and each of them is, an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act).

       (l) To the knowledge of the Friedli Group, each of the Converting Holders has significant prior investment experience, including investment in non-listed and non-registered securities, and each is able to bear the economic risk of a conversion of the Converting Securities into the Underlying Shares.

       (m) In connection with (i) the conversion of the Converting Securities into Underlying Shares or Additional Common Shares and (ii) any exchange of the Series F Preferred Shares of the Company for Series K Preferred Shares of the Company, as contemplated by Section 18 hereof, no commission or other remuneration was or will be paid or given, directly or indirectly, by the Holders or the holders of the Series F Preferred Shares, or any Affiliate thereof, to, or demanded or received, directly or indirectly, by, the Friedli Group for soliciting such conversion or exchange.

       (n) To the knowledge of the Friedli Group, the Holders own the Converting Securities and the Subject Common Shares, and, upon Conversion of the Converting Securities, will own the Underlying Shares, free and clear of any and all liens, pledges, security interests, claims, rights and other encumbrances other than as contemplated by this Agreement.

       (o) Upon the effectiveness of the Conversions, or Repurchases, of the Converting Securities pursuant to Section 7 or 10 hereof, the Converting Holders shall have no further rights with regard to the Converting Securities.

       (p) As of the date hereof, there is no litigation or governmental proceeding pending, or, to the knowledge of the Friedli Group, threatened to restrain, invalidate, prevent, or otherwise impede any transaction contemplated hereby, the defense of which would, in the judgment of the Company, made in good faith and based upon the advice of counsel, involve material expense or lapse of time that would be adverse to the interests of the Company.

       (q) The representations and warranties of the Friedli Group set forth herein are true and complete in all respects as of the date hereof and the Friedli Group will neither take any action, nor cause or encourage the Holders to take any action, directly or indirectly, that would cause any of such representations and warranties to not be true and complete in all respects at any time until the expiration of the Sale Period or the Outside Repurchase Date, as the case may be. The Friedli Group shall use its best efforts to cause the Holders to execute and deliver the Holder Letters to the Company.

     14. Representations and Warranties of the Company. As a material inducement to the Friedli Group's entering into this Agreement, the Company hereby represents, warrants, covenants and agrees as follows:

        (a) The Company is a corporation validly existing and in good standing under the laws of the State of New York, and has the power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by the Board of Directors of the Company in conformity with applicable law. No other corporate proceeding on the part of the Company, including, without limitation, shareholder approval, is necessary to authorize the execution or delivery of this Agreement or the performance of its obligations hereunder. This Agreement is a valid and binding obligation of, and is enforceable in accordance with its terms against, the Company.

        (b) Neither the execution, delivery or performance of this Agreement by the Company nor the performance of its obligations hereunder, requires the consent or approval of any third party or any United States governmental body or other United States regulatory or administrative authority, agency, bureau or commission ("Domestic Governmental Body"), except that the foregoing representation and warranty with regard to the requirement of any consent or approval of the Securities and Exchange Commission (the "SEC") is subject to the accuracy of the Friedli Group's representations and warranties in paragraphs (e) through (m) of Section 13 hereof and those set forth in paragraphs (i) through
(ix) of the Holder Letters (with respect to Exhibits F-1 and F-2) and paragraphs
(i) and (ii) of the Holder Letters (with respect to Exhibit F-3).

        (c) Neither the execution, delivery or performance of this Agreement by the Company nor the performance of its obligations hereunder (i) violates, conflicts with or results in a breach of any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violates, breaches or is in conflict with, or constitutes a default (or an event which, with notice of lapse of time or both, would constitute a default) under any agreement or other obligation to which the Company is a party or by which the Company is otherwise bound; or (iii) violates any order, writ, injunction, decree or judgment, or any law, statute, rule or regulation of any Domestic Governmental Body applicable to the Company, except that the foregoing representation and warranty with regard to any law, statute, rule or regulation, as it applies to the SEC or any securities laws or statutes, is subject to the accuracy of the Friedli Group's representations in paragraphs (e) through (m) of Section 13 hereof and those set forth in paragraphs (i) through (ix) of the Holder Letters (with respect to Exhibits F-1 and F-2) and paragraphs (i) and (ii) of the Holder Letters (with respect to Exhibit F-3).

        (d) The person executing this Agreement on behalf of the Company has been duly authorized to execute and deliver this Agreement on its behalf.

        (e) As of the date hereof, there is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened to restrain, invalidate, prevent, or otherwise impede any transaction contemplated hereby, the defense of which would, in the judgment of the Friedli Group, made in good faith and based upon the advice of counsel, involve material expense or lapse of time that would be adverse to the interests of the Friedli Group.

        (f) The Company has not filed a petition in bankruptcy or, to its knowledge, had an involuntary petition in bankruptcy filed against it.

        (g)  The Company has reserved a number of authorized and unissued
Common Shares that is not less than the total number of Common Shares issuable upon all of the Conversions, and insofar as one or more Conversions might not become effective immediately prior to the settlement of the sale of the respective Underlying Shares as contemplated by this Agreement (as a result of the provisions of the Restated Certificate of Incorporation of the Company or otherwise) and the Board is authorized and empowered (pursuant to the provisions of such Restated Certificate of Incorporation or otherwise) to hasten the effectiveness of such Conversions, the Board by duly adopted resolution (the "Conversion Board Resolution") (a certified copy of which shall be delivered to the Friedli Group upon written request) shall act to render all Conversions effective immediately prior to the settlement of the sale of the respective Underlying Shares as contemplated by this Agreement.

        (h) The representations and warranties of the Company set forth herein are true and complete in all respects as of the date hereof and the Company will not take any action that would cause any such representations or warranties to not be true and complete in all respects at any time until the expiration of the Sale Period or the Outside Repurchase Date, as the case may be.

     15.  Release;  Escrow  Agreement.   Simultaneously   herewith,
pursuant to the terms of an Escrow Agreement of even date (the "Escrow Agreement") among the Company, the Friedli Group and Certilman Balin Adler & Hyman, LLP, as escrow agent (the "Escrow Agent"), the Company is executing and delivering to the Escrow Agent, among other things, a general release of, and covenant with respect to, among others, the Friedli Group, the Holders, the Institutions and the Ultimate Beneficial Owners (the "Company Release"), and the Friedli Group is executing and delivering to the Escrow Agent a general release of, and covenant with respect to, among others, the Company and all Affiliates of the Company (the "Friedli Group Release" and collectively with the Company Release, the "Releases"), in the forms attached hereto as Exhibits G-1 and G-2, respectively, which Releases and other deliveries shall be held and delivered in accordance with the terms of the Escrow Agreement. The Friedli Group agrees to use its best efforts to cause each of the Principal Holders to execute, and deliver to the Escrow Agent, a general release and covenant in the form of the Friedli Group Release (the "Principal Holder Releases"), which Principal Holder Releases shall be held in accordance with the terms of the Escrow Agreement, including, without limitation, the conditions for delivery to the Company therein.

     16. Payment in Lieu of Dividends. The Company agrees to pay to the Series B Holders, Series D Holders and Series E Holders an amount (the "In Lieu Amount") in cash that would have been payable to such Preferred Holders had the Company declared a cash dividend or dividends covering the period(s) through the date of Conversion of such shares or the Repurchase Closing Date, as the case may be, in the respective amounts of the dividend preferences set forth in the Company's Certificate of Incorporation, with regard to the Series B Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares. The In Lieu Amount shall be payable on the first anniversary of the sixtieth (60th) day of the Sale Period, except that, in the event that there are no Repurchase Securities, the In Lieu Amount shall be payable on the earlier of
(a) the expiration of the Sale Period or (b) the sale of all of the Shares pursuant to Section 9 hereof. Notwithstanding the foregoing, the Company's payment obligation hereunder shall be subject to and conditional upon Friedli Compliance, Holder Compliance and Bader Compliance as of and through the date of Conversion of such shares or the Repurchase Closing Date, as the case may be.

     17. Consulting Fees. In full and complete satisfaction and settlement of any and all claims of any nature whatsoever, whether at law, in equity or otherwise, which the Friedli Group may have against the Company and any and all Affiliates thereof for consulting, advisory, investment banking or similar or related fees, or for costs and expenses incurred in connection therewith, the Company agrees to pay to Friedli AG, and the Friedli Group hereby agrees that Friedli AG shall accept from the Company, the aggregate sum of three hundred seventy-five thousand dollars ($375,000) (the "Friedli Settlement Amount").
The Friedli Settlement Amount shall be
delivered by the Company to the Escrow Agent within five (5) business days after the Holders shall have executed and delivered all Holder Documents, including, without limitation, the Permitted Holder Sell Orders, and shall be held in accordance with the terms of the Escrow Agreement, including, without limitation, the conditions for delivery to Friedli AG therein. In the event the Friedli Settlement Amount is redelivered to the Company pursuant to the terms of the Escrow Agreement, the Friedli Group and the Company shall have any and all rights, powers, remedies and defenses now or hereafter existing at law or in equity, by statute or otherwise, with respect to any and all claims of any nature whatsoever that either may have against the other.

     18. Preferred Share Exchange; Redemption of Notes.

        (a) The Company agrees to irrevocably offer to the holders of the Series F Preferred Shares of the Company, for a period of sixty (60) days commencing on the expiration of the Sale Period (the "Exchange Period"), the right to exchange such shares, on a one-to-one basis, for duly authorized, validly issued, fully paid and nonassessable Series K Preferred Shares of the Company, such Series K Preferred Shares to have the same relative rights, powers, preferences, qualifications and limitations as the Series F Preferred Shares, except that the term "Conversion Price", as used with respect to the Series K Preferred Shares, shall mean three dollars fifty cents ($3.50). Notwithstanding the foregoing, the Company's obligation to make such offer shall be subject to and conditional upon Friedli Compliance, Holder Compliance and Bader Compliance. The Friedli Group shall use its best efforts to cause each of the holders of the Series F Preferred Shares to execute and deliver to the Company, in connection with the exchange, the document attached hereto as Exhibit H, and the consummation of such exchange, with respect to any particular holder of Series F Preferred Shares, shall be subject to the Company's receipt of such executed document prior to the expiration of the Exchange Period.

        (b) The Company agrees to advise the registered holders of those certain promissory notes of the Company, dated as of October 4, 1995, in the aggregate principal amount of one million four hundred thousand dollars ($1,400,000) that were issued in connection with the acquisition of the outstanding stock of Crescent Communications, Inc. (the "Crescent Notes"), on or before December 31, 1997, in writing (with a copy to the Friedli Group) that it will redeem and prepay the Crescent Notes upon its receipt of the original Crescent Notes for cancellation, and the Company thereupon shall so redeem and prepay the Crescent Notes. Notwithstanding the foregoing, the Company's obligation to redeem and prepay the Crescent Notes shall be subject to and conditional upon Friedli Compliance, Holder Compliance and Bader Compliance as of and through the expiration date of the Sale Period.

     19. Termination.

        (a) The Company shall have the right to terminate all of its obligations under this Agreement, by written notice to such effect to the Friedli Group, and to require that the Escrow Agent redeliver the Company Release and other Company deliveries to the Company, and the Friedli Group Release and any Principal Holder Releases to the Friedli Group, in the event any Holder Document has not been executed and delivered to the Permitted Holder Broker-Dealer(s), the Escrow Agent or the Company, as the case may be, within thirty (30) days of the date of delivery to the Friedli Group of the Broker-Dealer Designation and such undelivered Holder Document(s) are not so executed and delivered within five (5) days of receipt by Friedli AG of written notice to such effect from the Company.

        (b) The Friedli Group shall have the right to terminate all of its obligations under this Agreement, by written notice to such effect to the Company, and to require that the Escrow Agent make the redeliveries provided for in Section 19(a) hereof in the event any of the following shall occur and shall not have been cured within five (5) days of receipt by the Company of written notice to such effect from Friedli AG: (i) the Company shall not have delivered the Broker-Dealer Designation by the Designation Time as provided for in Section 8(a) hereof, (ii) the Company shall not have delivered a certified copy of the Conversion Board Resolution following the request made by the Friedli Group, as provided for in Section 14(g) hereof or (iii) the Company shall not have delivered the Friedli Settlement Amount to the Escrow Agent within the period provided for in Section 17 hereof.

        (c) In the event of a termination of this Agreement pursuant to the foregoing provisions of Section 19, no party shall have any liability or obligation under this Agreement except for any breach of this Agreement that has occurred prior to the giving of the notice of termination.

     20. Notices. Except as otherwise expressly provided for hereunder, any communication or notice given hereunder shall be, and shall be deemed to be given when, delivered by hand, or sent by certified or registered mail, return receipt requested and postage being prepaid, overnight mail or courier, or telecopier as follows:

                           If to the Company:

                           101 Park Avenue
                           Suite 2507
                           New York, New York 10178
                           Attn:  President
                           Telecopier Number:  (212) 867-0166

                           With a copy to:

                           Certilman Balin Adler & Hyman, LLP
                           90 Merrick Avenue
                           East Meadow, New York  11554
                           Attn:  Fred S. Skolnik, Esq.
                           Telecopier Number:  (516) 296-7111

                           If to Friedli AG:

                           Freigutstrasse 5, 8002
                           Zurich, Switzerland
                           Attn: Christa Wagner
                           Telecopier Number:  011 411 201 7819

                           With a copy to:

                           Morris, James, Hitchens & Williams
                           P.O. Box 2306
                           222 Delaware Avenue
                           Wilmington, Delaware 19899
                           Attn: Michael J. Maimone, Esq.
                           Telecopier Number: (302) 571-1750

                           If to Friedli Inc.:

                           Freigutstrasse 5, 8002
                           Zurich, Switzerland
                           Attn: Peter Friedli
                           Telecopier Number:  011 411 201 7819

                           With a copy to:

                           Morris, James, Hitchens & Williams
                           P.O. Box 2306
                           222 Delaware Avenue
                           Wilmington, Delaware 19899
                           Attn: Michael J. Maimone, Esq.
                           Telecopier Number: (302) 571-1750

                           If to Friedli:

                           Freigutstrasse 5, 8002
                           Zurich, Switzerland
                           Telecopier Number: 011 411 201 7819

                           With a copy to:

                           Morris, James, Hitchens & Williams
                           P.O. Box 2306
                           222 Delaware Avenue
                           Wilmington, Delaware 19899
                           Attn: Michael J. Maimone, Esq.
                           Telecopier Number: (302) 571-1750

or at such other address as any party may specify by notice given to the other parties hereto in accordance with the provisions hereof.

     21. Further Assurances. Each of the parties hereto will execute and deliver any and all further documents as are reasonably necessary to carry out the provisions hereof.

     22. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to agreements performed wholly within such state.

     23. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with regard to the subject matter hereof and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, relating to the subject matter hereof. This Agreement may be modified only by a written agreement between the Company and the Friedli Group.

     24. Waiver of Breach; Partial Invalidity. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unen forceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

     25. Binding Nature. This Agreement shall be binding upon the successors, assigns and legal representatives of the parties hereto.

     26. Headings. The paragraph headings of this Agreement are for convenience and reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

     27. Counterparts; Effectiveness. This Agreement may be executed in counterparts, each of which shall be an original, but all of which taken together shall constitute one agreement. Unless otherwise agreed in writing by the Company, this Agreement shall be effective only if executed and delivered by each of the parties hereto.

     28. Facsimile Signatures. Signatures transmitted by facsimile transmission shall be deemed original signatures.

     29. Third Party Beneficiary. This Agreement is for the sole benefit of the parties hereto, the Holders and all Affiliates of the Company. No third party (other than the Holders and Affiliates of the Company) shall have any beneficial interest herein, directly or indirectly, nor may any third party (other than the Holders and Affiliates of the Company) rely on the terms, provisions, or conditions of this Agreement.

     30. Materiality. All promises, covenants, agreements, understandings, acknowledgments, representations, and warranties made in this Agreement shall be deemed material and relied on by each party to this Agreement.

     31. Remedies  Cumulative.   Each  right,  power,  and  remedy
provided for herein or now or hereafter existing at law or in equity, by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power, and remedy provided for herein or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or the beginning of the exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such party of any or all of such other rights, powers and remedies.

     32. Specific Performance; Jurisdiction.

        (a) The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform the provisions hereof in accordance with their specific terms or other breach of such provisions will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, the parties hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

        (b) Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement, the matters referred to herein or the transactions contemplated hereby. Each party also hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the matters referred to herein or the transactions contemplated hereby in the courts of the State of New York or of the United States of

America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     33.  Confidentiality.

         (a) Except as otherwise required by applicable law based upon a written opinion of counsel to the disclosing party reasonably satisfactory to the other parties, each party shall use Confidential Information (as hereinafter defined) only in connection with the performance of its obligations under this Agreement, shall not otherwise use Confidential Information to its own advantage, shall not use Confidential Information in competition with or to the detriment of any other party, shall hold and treat all Confidential Information in confidence and shall not disclose or offer to disclose any Confidential Information to any person or entity not a party to this Agreement, except to an Affiliate thereof or a Holder, an Institution or an Ultimate Beneficial Owner, which, prior to such disclosure, shall have executed and delivered to the other parties hereto a writing in which it agrees to be bound by the provisions hereof. The term "Confidential Information", as used in this section, means all confidential or proprietary information and trade secrets of or relating to any other party, an Affiliate thereof or a Holder, an Institution or an Ultimate Beneficial Owner. Confidential Information shall not include information generally known or readily ascertainable by proper means. To the extent that Confidential Information, through no act or omission of a party, a Holder, an Institution or an Ultimate Beneficial Owner, or any of its Affiliates, employees or agents, becomes generally known or readily ascertainable by proper means, such information shall no longer be considered Confidential Information for purposes of this Agreement.

        (b) Nothing herein shall restrict the Company from disclosing publicly this Agreement and/or the terms and conditions hereof; provided, however, that, prior to such public disclosure, the Company shall afford Friedli an opportunity to review and comment thereon; provided further, however, that the Company's only obligation with respect thereto shall be to reasonably consider in good faith any comments made.




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                                       22

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date hereof.

                                       AMNEX, INC.

                                       By:/s/
                                           Signature of Authorized Officer


                                       Name of Authorized Officer


                                       Title of Authorized Officer


                                       FRIEDLI CORPORATE FINANCE AG

                                       By:/s/
                                             Signature of Authorized Officer


                                       Name of Authorized Officer


                                       Title of Authorized Officer


                                       FRIEDLI CORPORATE FINANCE INC.

                                       By:/s/
                                            Signature of Authorized Officer


                                       Name of Authorized Officer


                                       Title of Authorized Officer


                                       PETER FRIEDLI

                                       /s/
                                       Peter Friedli, individually

K:\WPDOC\CORP\AMNEX\FRIEDLI\AGREEMEN\MAIN.FIN